Exhibit 99.1

BancFirst Corporation Reports Third Quarter Earnings

OKLAHOMA CITY, Oct. 15, 2015 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $15.6 million, or $0.98 diluted earnings per share, for the third quarter of 2015 compared to net income of $18.8 million, or $1.19 diluted earnings per share, for the third quarter of 2014. Net income for the year to-date was $50.4 million, or $3.18 diluted earnings per share, compared to $48.1 million, or $3.05 diluted earnings per share, for the first nine months of 2014.

The Company's net interest income for the third quarter of 2015 was $46.9 million compared to $46.5 million for the third quarter of 2014. The net interest margin for the quarter was 3.12% compared to 3.13% a year ago. The provision for loan losses for the third quarter of 2015 was $1.4 million compared to negative $3.1 million a year ago. The negative provision in 2014 was due to a release of $5.31 million of loan loss reserves, partially offset by a $1.36 million increase in the specific loss reserves for existing adversely classified loans. Net charge-offs for the quarter were 0.08% of average loans, compared to net charge-offs of 0.02% for the third quarter of 2014. Net charge-offs increased in 2015 due to a $2.1 million charge off on a portion of a nonaccrual loan. Noninterest income for the quarter totaled $25.3 million, compared to $24.9 million last year. Noninterest expense for the quarter totaled $46.4 million compared to $46.9 million last year. The Company's effective tax rate increased to 36.0% compared to 32.0% for the third quarter of 2014, due primarily to tax credits that lowered the effective tax rate in 2014.

At September 30, 2015, the Company's total assets were $6.4 billion, down $168.9 million or 2.6% from December 31, 2014. Securities decreased $16.9 million to a total of $507.9 million. Loans totaled $4.0 billion, up $111.2 million or 2.9% from December 31, 2014. Deposits totaled $5.7 billion, down $206.1 million or 3.5% from December 31, 2014. The Company's total stockholders' equity was $646.1 million, an increase of $36.7 million, or 6.0%, over December 31, 2014.

Asset quality remained strong during the third quarter of 2015. Nonperforming and restructured assets were 0.87% of total assets at September 30, 2015 compared to 0.64% at December 31, 2014. During the second quarter the Company's nonaccrual loans increased due to the downgrade of a single commercial loan. The allowance to total loans was 1.03% compared to 1.06% at year-end 2014.

Subsequent to September 30, 2015, the Company recorded a gain on sale of securities of $2.1 million, related to warrants associated with a loan transaction, which will be included in fourth quarter earnings.

On October 8, 2015, the Company completed the acquisition of CSB Bancshares, Inc. and its subsidiary bank, Bank of Commerce, with locations in Yukon, Mustang, and El Reno, Oklahoma. Bank of Commerce has approximately $196 million in total assets, $148 million in loans, $170 million in deposits, and $22 million in equity capital. The bank will operate under its present name until it is merged into BancFirst, which is expected to be during the fourth quarter of 2015.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 95 banking locations serving 52 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2015	2015	2015	2014	2014
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$ 46,876	$ 46,215	$ 45,626	$ 47,319	$ 46,514
Provision for loan losses	1,424	1,271	1,334	1,840	(3,115)
Non-interest income:
Trust revenue	2,295	2,200	2,342	2,334	2,380
Service charges on deposits	14,910	14,312	13,352	14,345	14,226
Securities transactions	-	5,392	1,729	822	284
Income from sales of loans	545	549	440	426	569
Insurance commissions	4,427	3,120	4,068	3,262	4,152
Cash management	1,906	1,886	1,819	1,683	1,770
Other	1,241	1,256	1,546	1,430	1,557
Total noninterest income	25,324	28,715	25,296	24,302	24,938

Non-interest expense:
Salaries and employee benefits	28,746	27,886	27,513	27,071	28,153
Occupancy expense, net	3,051	2,700	2,835	3,117	2,920
Depreciation	2,488	2,449	2,464	2,439	2,432
Amortization of intangible assets	444	445	444	444	444
Data processing services	1,132	1,179	1,117	1,151	1,183
Net expense from other real estate owned	51	(184)	314	194	173
Marketing and business promotion	1,640	1,401	1,679	2,218	1,429
Deposit insurance	820	836	826	835	810
Other	7,980	8,717	7,731	9,417	9,398
Total noninterest expense	46,352	45,429	44,923	46,886	46,942
Income before income taxes	24,424	28,230	24,665	22,895	27,625
Income tax expense	8,794	9,677	8,406	7,146	8,832
Net income	$ 15,630	$ 18,553	$ 16,259	$ 15,749	$ 18,793
Per Common Share Data:
Net income-basic	$ 1.01	$ 1.19	$ 1.05	$ 1.02	$ 1.22
Net income-diluted	0.98	1.17	1.03	0.99	1.19
Cash dividends declared	0.36	0.34	0.34	0.34	0.34
Common shares outstanding	15,591,530	15,562,298	15,512,545	15,504,513	15,449,546
Average common shares outstanding -
Basic	15,581,593	15,536,325	15,507,346	15,484,664	15,425,920
Diluted	15,906,124	15,864,924	15,838,548	15,846,810	15,795,843
Performance Ratios:
Return on average assets	0.97%	1.14%	1.01%	0.96%	1.17%
Return on average equity	9.64	11.79	10.65	10.31	12.63
Net interest margin	3.12	3.07	3.07	3.14	3.13
Efficiency ratio	64.20	60.63	63.34	65.46	65.70

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended September 30,
	2015	2014
Condensed Income Statements:
Net interest income	$ 138,717	$ 134,032
Provision for loan losses	4,029	1,232
Non-interest income:
Trust revenue	6,837	6,846
Service charges on deposits	42,574	42,044
Securities transactions	7,121	819
Income from sales of loans	1,534	1,387
Insurance commissions	11,615	11,380
Cash management	5,611	5,058
Other	4,043	4,577
Total noninterest income	79,335	72,111

Non-interest expense:
Salaries and employee benefits	84,145	81,569
Occupancy expense, net	8,586	8,493
Depreciation	7,401	7,156
Amortization of intangible assets	1,333	1,310
Data processing services	3,428	3,538
Net expense from other real estate owned	181	317
Marketing and business promotion	4,720	4,806
Deposit insurance	2,482	2,456
Other	24,428	26,990
Total noninterest expense	136,704	136,635
Income before income taxes	77,319	68,276
Income tax expense	26,877	20,138
Net income	$ 50,442	$ 48,138
Per Common Share Data:
Net income-basic	$ 3.25	$ 3.12
Net income-diluted	3.18	3.05
Cash dividends declared	1.04	0.96
Common shares outstanding	15,591,530	15,449,546
Average common shares outstanding -
Basic	15,542,027	15,412,611
Diluted	15,871,991	15,774,297
Performance Ratios:
Return on average assets	1.04%	1.02%
Return on average stockholders' equity	10.68	11.14
Net interest margin	3.09	3.07
Efficiency ratio	62.69	66.28

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2015	2015	2015	2014	2014
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$ 6,406,096	$ 6,498,898	$ 6,570,120	$ 6,574,972	$ 6,406,575
Interest-bearing deposits with banks	1,491,873	1,638,038	1,699,265	1,710,350	1,652,939
Securities	507,858	537,319	550,125	524,783	535,586
Total loans	3,972,075	3,871,919	3,857,742	3,860,831	3,762,343
Allowance for loan losses	(40,970)	(42,621)	(41,557)	(40,889)	(39,467)
Deposits	5,698,591	5,808,221	5,883,801	5,904,704	5,740,449
Stockholders' equity	646,061	634,244	621,679	609,314	596,183
Book value per common share	41.44	40.76	40.08	39.30	38.59
Tangible book value per common share	37.99	37.27	36.52	35.71	34.96
Balance Sheet Ratios:
Average loans to deposits	67.88%	65.95%	65.85%	65.42%	64.27%
Average earning assets to total assets	93.15	93.11	92.97	92.82	92.87
Average stockholders' equity to average assets	10.02	9.67	9.51	9.35	9.25
Asset Quality Data:
Past due loans	$ 2,061	$ 1,311	$ 1,498	$ 1,135	$ 2,004
Nonaccrual loans	30,321	32,177	16,562	16,410	17,052
Restructured loans	15,386	15,702	16,131	16,515	17,125
Total nonperforming and restructured loans	47,768	49,190	34,191	34,060	36,181
Other real estate owned and repossessed assets	7,862	7,521	6,418	8,079	7,016
Total nonperforming and restructured assets	55,631	56,711	40,609	42,139	43,197
Nonperforming and restructured loans to total loans	1.21%	1.27%	0.89%	0.88%	0.96%
Nonperforming and restructured assets to total assets	0.87	0.87	0.62	0.64	0.67
Allowance to total loans	1.03	1.10	1.08	1.06	1.05
Allowance to nonperforming and restructured loans	85.77	86.65	121.54	120.05	109.08
Net charge-offs to average loans	0.08	0.01	0.01	0.01	0.02

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2015
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,885,579	$ 47,455	4.85%	$ 3,860,299	$ 140,107	4.85%
Securities – taxable	485,862	1,291	1.05	493,702	4,148	1.12
Securities – tax exempt	43,118	382	3.51	39,912	1,123	3.76
Interest bearing deposits with banks	1,570,367	1,009	0.25	1,644,708	3,137	0.25
Total earning assets	5,984,926	50,137	3.32	6,038,621	148,515	3.29

Nonearning assets:
Cash and due from banks	168,607			175,714
Interest receivable and other assets	313,686			315,074
Allowance for loan losses	(42,061)			(41,633)
Total nonearning assets	440,232			449,155
Total assets	$ 6,425,158			$ 6,487,776

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 701,405	$ 181	0.10%	$ 720,175	$ 532	0.10%
Savings deposits	2,019,956	1,155	0.23	2,047,022	3,463	0.23
Time deposits	718,963	1,186	0.65	730,717	3,607	0.66
Short-term borrowings	3,014	1	0.15	2,671	3	0.15
Junior subordinated debentures	26,804	492	7.29	26,804	1,474	7.35
Total interest bearing liabilities	3,470,142	3,015	0.34	3,527,389	9,079	0.34

Interest free funds:
Noninterest bearing deposits	2,284,207			2,302,164
Interest payable and other liabilities	27,243			26,839
Stockholders' equity	643,566			631,384
Total interest free funds	2,955,016			2,960,387
Total liabilities and stockholders' equity	$ 6,425,158			$ 6,487,776
Net interest income		$ 47,122			$ 139,436
Net interest spread			2.98%			2.95%
Effect of interest free funds			0.14%			0.14%
Net interest margin			3.12%			3.09%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002.